Exhibit 3.2

BY-LAWS

OF

ENDOCYTE, INC. (the “Corporation”)

1. MEETINGS OF STOCKHOLDERS.

1.1 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors (the “Board”) and stated in the notice of the meeting or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the Delaware General Corporation Law (the “DGCL”) to be taken at an annual meeting of stockholders are taken by written consent in lieu of a meeting pursuant to Section 1.8 of these By-laws (these “By-laws”).

1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the president and shall be called by the president or secretary upon the written request (stating the purposes of the meeting) of a majority of the directors then in office or of the holders of at least 51% of the outstanding shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”) entitled to vote.

1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these By-laws or by law. Each notice of a meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting and shall state the date, time and place of the meeting, the means of remote communications, if any, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation’s records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him or her.

1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the meeting shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, a majority of the shares of Common Stock present in person or by proxy or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4 of these By-laws.

1.6 Voting; Proxies. Each stockholder of record shall be entitled to one (1) vote for every share of Common Stock registered in his or her name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, unless a different vote is required by express provision of law, the certificate of incorporation of the Corporation or these By-laws, in which case such express provision shall govern and control. Directors shall be elected in the manner provided in Section 2.1 of these By-laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him or her by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. Proxies need not be filed with the secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  No proxy shall be valid after three (3) years from its date unless it provides otherwise.

1.7 List of Stockholders. Not less than ten (10) days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than ten (10) days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or electronically transmitted, as the case may be, by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voting. All such consents shall be filed with the secretary of the Corporation. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given, to the extent required by applicable law, to those stockholders who did not consent in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.

2. BOARD OF DIRECTORS.

2.1 Number, Qualification, Election and Term of Directors. The management of the business and affairs of the Corporation shall be vested in the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation of the Corporation directed or required to be exercised or done by the stockholders. The authorized number of directors shall be determined from time to time by the stockholders of the Corporation without amendment to the By-laws; provided, that the Board shall consist of at least one member. No reduction in the authorized number of directors may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, or until his or her earlier death, resignation or removal in the manner hereinafter provided in Section 2.9 of these By-laws. As used in these By-laws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.

2.2 Quorum, Manner of Acting and Organization. A majority of the directors then in office (or the sole director if there is not more than one director then in office) shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the directors (or the sole director if there is not more than one director then in office) present at the time of the vote if there is a quorum, unless otherwise provided by law or these By-laws. In the absence of a quorum, a majority of the directors (or the sole director if there is not more than one director then in office) present may adjourn any meeting from time to time until a quorum is present.

2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware as the Board may from time to time determine.

2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, may be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these By-laws. Regular meetings of the Board may be held without notice at such times, dates and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5 Special Meetings. Special meetings of the Board may be called and held at such times, dates and places as determined by the president or by any one of the directors from time to time.   Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board.

2.6 Notice of Meetings; Waiver of Notice. The secretary of the Corporation shall give notice of the date, time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, to each director by mailing the notice to the director at his or her residence or usual place of business at least three (3) days before the meeting, or by delivering it via delivery, telephone,  facsimile or electronic transmission at least two (2) days before the meeting. Notice of a special meeting shall also state the purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of directors need be specified in any waiver of notice.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of such committee, as the case may be, consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consent in writing or by electronic transmission by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other and be heard at the same time. Participation by such means shall constitute presence in person at the meeting.

2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his or her resignation in writing to the president or secretary of the Corporation or to the Board, to take effect at the time specified in the resignation or, if no such time is specified, upon receipt. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by either (a) a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director, or (b) the stockholders of the Corporation.

2.11 Compensation. Directors shall receive such compensation, together with reimbursement of their reasonable expenses in connection with the performance of their duties, as the Board determines from time to time. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3. COMMITTEES.

3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, Section 141(c) of the DGCL or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All actions of the Executive Committee shall be reported to the Board at its next meeting.

3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate one or more other committees of one or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4. OFFICERS.

4.1 Number; Security. The officers of the Corporation shall consist of a president, a secretary, a treasurer and, if deemed necessary, expedient, or desirable by the Board, a chief financial officer, a chairman of the Board, a vice-chairman of the Board, an executive vice-president, one or more other vice-presidents and such other officers with such titles as the resolution of the Board choosing them shall designate. Except as may otherwise be provided in the resolution of the Board choosing him or her, no officer other than the chairman or vice-chairman of the Board, if any, need be a director. Any two (2) or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

4.2 Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board.

4.3 Election; Term of Office. The officers of the Corporation shall be elected by the Board and each such officer shall hold office until the election of his or her successor or his or her earlier death, resignation or removal in accordance with the provisions of Section 4.5 of these By-laws.

4.4 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee of the Board the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.5 Resignation and Removal of Officers. Any officer may resign at any time by delivering his or her resignation in writing to the president or secretary of the Corporation or to the Board, to take effect at the time specified in the resignation or, if no such time is specified, upon receipt. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the officers appointed by the Board or appointed by an executive officer or by a committee of the Board may be removed by the Board, at any time, either with or without cause and, in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the president.

4.6 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.3 and 4.4 of these By-laws for election or appointment to the office.

4.7 The Chairman of the Board. The chairman of the Board, if any, shall preside at all meetings of the Board. Subject to the control of the Board, he or she shall have general supervision over the business of the Corporation and shall have such other powers and duties as chairmen of the Board usually have or as the Board assigns to him or her.

4.8 The President. The president shall be the president and chief executive officer (unless otherwise determined by the Board) of the Corporation and shall preside at all meetings of the Board (if there is no Chairman of the Board) and of stockholders. He or she shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and he or she shall have such other powers and duties as presidents of Corporations usually have or as the Board assigns to him or her.

4.9 Vice President. Each vice president shall have such powers and duties as the Board or the president assigns to him or her.

4.10 The Chief Financial Officer. The chief financial officer, if any, shall be the chief financial officer of the Corporation and shall be in charge of the Corporation’s books and accounts. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the president assigns to him or her.

4.11 The Treasurer. The treasurer shall be the treasurer of the Corporation. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the chief financial officer or the president assigns to him or her.

4.12 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he or she shall have such powers and duties as the Board or the president assigns to him or her. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.13 Salaries. The Board may fix the officers’ salaries, if any, or it may authorize the president to fix the salary of any other officer.

5. SHARES.

5.1 Certificates. The Corporation’s shares shall be represented by certificates in the form approved by the Board; provided, that the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each certificate shall be signed by any two of the president, a vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer, and may be sealed with the Corporation’s seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

5.2 Transfers. Shares shall be transferable only on the Corporation’s books, upon surrender of the certificate for the shares, properly endorsed. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the Corporation. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than sixty (60) or less than ten (10) days before the date of the meeting or more than sixty (60) days before any other action.

5.4 Addresses of Stockholders.  Each stockholder shall designate to the secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her post office address, if any, as the same appears on the share record books of the Corporation or at his or her last known post office address.

6. INDEMNIFICATION.

6.1 Directors and Officers in Third Party Proceedings.  Subject to the other provisions of this Article 6, the Corporation shall indemnify, to the fullest extent permitted by applicable law, as it may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director of the Corporation or an officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article 6, the Corporation shall indemnify, to the fullest extent permitted by applicable law, as it may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery in the State of Delaware or such other court shall deem proper.

6.3 Successful Defense.  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.4 Indemnification of Others.  Subject to the other provisions of this Article 6, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law.  The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

6.5 Advanced Payment of Expenses.  Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article 6 or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems reasonably appropriate and shall be subject to the Corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these By-laws, but shall apply to any Proceeding referenced in Section 6.6(ii) or 6.6(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

6.6 Limitation on Indemnification. Subject to the requirements in Section 6.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article 6 in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 6.7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.7 Determination; Claim. If a claim for indemnification or advancement of expenses under this Article 6 is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article 6, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such claim, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

6.8 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation of the Corporation or any statute, By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

6.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

6.10 Survival of Rights. The rights to indemnification and advancement of expenses conferred by this Article 6 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11 Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

6.12 Certain Definitions. For the purposes of this Article 6 of these By-laws, the following definitions shall apply:

References to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 6.

7. OFFICES.

7.1 Registered Office. The initial registered office of the Corporation in the State of Delaware shall be at 251 Little Falls Drive, New Castle County Wilmington, Delaware 19808. The name of the initial registered agent of the Corporation at such address is the Corporation Service Company.

7.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

8. MISCELLANEOUS.

8.1 Seal. The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

8.2 Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall be the calendar year.

8.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

8.4 Amendments. Any By-law (including these By-laws) may be amended, repealed or adopted by the stockholders or by a majority of the entire Board in any manner not inconsistent with the DGCL or the certificate of incorporation of the Corporation.